EXHIBIT 99.1



NASDAQ: EPMD                                    For Further Information Contact:
                                                --------------------------------
IMMEDIATE RELEASE                               Matthew C. Hill, CFO
                                                (856)753-8533

                                                MKR Group, LLC
                                                Charles Messman, Todd Kehrli
                                                (818) 556-3700


              EP MEDSYSTEMS REPORTS RECORD SECOND QUARTER REVENUES

       Revenues Increase 53% Year-Over-Year & 24% Over First Quarter 2004

West Berlin, NJ (August 5, 2004)--EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced financial results for the three months ended June 30, 2004. Revenues for the quarter were $3,588,000 an increase of 53% from the $2,338,000 reported for three months ended June 30, 2003, and a 24% increase when compared to the first quarter of 2004. The gross margin for the three months ended June 30, 2004 increased to 56%, compared to 53% for the comparable period in 2003. The net loss for the quarter increased 19% to $1,748,000, when compared to the $1,468,000 reported in 2003. The increase in the net loss was directly related to the Company's investment in sales and marketing for the roll-out of its three new product platforms and an increase in public company operating expenses from the comparable period. The basic and diluted loss per share for the three months ended June 30, 2004 was ($0.07), which compared to ($0.08) for the comparable period in 2003. The Company finished the quarter with cash and cash equivalents, including restricted cash, of $6,770,000.

For the six months ended June 30, 2004, revenues were $6,472,000 an increase of 40% from the $4,629,000 reported in same period last year. The gross margin for the six months ended June 30, 2004 increased to 57%, compared to 51% for the comparable period of 2003. The net loss for the six months ended June 30, 2004 was $3,214,000 or ($0.14) per share compared to $3,858,000 or ($0.22) per share in the prior year.

Reinhard Schmidt, EP MedSystems' President and Chief Executive Officer commented, "We are very pleased with the record revenue we saw during the quarter. This growth was directly attributable to the new product platforms we launched at the beginning of the year following regulatory approvals in late 2003. To support our growth, we invested in our sales and marketing efforts during the quarter and established a new clinical affairs department to expand the applications for the new products." Mr. Schmidt continued, "As a direct result of this increased investment we saw both sales growth in the second quarter and built a substantial backlog as we entered our third quarter."

Reinhard Schmidt further commented, "In addition, we recently received regulatory approval from the European Notified Body for our integration of Boston Scientific's RPM(TM) Real-time Position Management(TM) technology with our EP-Workmate(R) workstation. We believe the approval to sell the WorkMate(R) with RPM(TM) in the 15 countries in the European Union will be an additional driver of future growth for the Company in 2004 and beyond."

Corporate Conference Call
EP MedSystems' management will host a conference call today, August 5th, at 4:30 p.m. EDT (1:30 p.m. PDT) to review the second quarter financial results and other corporate events. Reinhard Schmidt, President and CEO, and David Jenkins, Chairman, will host the call and take part in a Q & A session.

The call can be accessed by dialing 800-374-0565 and giving the company name, "EP MedSystems." Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five days by dialing 800-642-1687 and entering the following pass code: 8850615.

The call can also be accessed live on the web at www.epmedsystems.com in the investor relations area of the site or by going to http://www.mkr-group.com.

About EP MedSystems:
EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation with RPM(TM) Real-time Position Management(TM) navigation technology, the EP-4(TM) Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters, and the ViewMate(R) intracardiac ultrasound catheter imaging system. For more information, visit our Website at www.epmedsystems.com.

Forward Looking Statements:
This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs, and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Other highlights reported for the quarter and six months include:

                                                  Three Months Ended                               Six Months Ended
                                                       June 30,                                        June 30,
                                       ------------------------------------------     -------------------------------------------
Income Statement Data                         2004                   2003                    2004                    2003
                                       -------------------    -------------------     --------------------    -------------------
Net Sales                                      $3,588,000             $2,338,000               $6,472,000             $4,629,000
Cost of products sold                           1,576,000              1,102,000                2,789,000              2,265,000
                                       -------------------    -------------------     --------------------    -------------------
   Gross Profit                                 2,012,000              1,236,000                3,683,000              2,364,000
Operating expenses
   Sales and marketing                          2,120,000              1,288,000                3,701,000              2,606,000
   General and administrative                     837,000                549,000                1,561,000              1,092,000
   Research and development                       637,000                591,000                1,238,000              1,184,000
   Debt conversion expense                             --                222,000                       --                222,000
   Total Operating Expenses                     2,650,000              3,595,000                5,104,000              6,500,000
                                       -------------------    -------------------     --------------------    -------------------
     Loss from operations                      (1,583,000)            (1,414,000)              (2,817,000)            (2,740,000)
                                       -------------------    -------------------     --------------------    -------------------

Interest expense, net                             (33,000)               (54,000)                 (84,000)              (118,000)
Interest expense, debt conversion
                                                 (132,000)                    --                 (314,000)            (1,000,000)
                                       -------------------    -------------------     --------------------    -------------------
   Net Loss                                   $(1,748,000)           $(1,468,000)              (3,214,000)           $(3,858,000)
                                       ===================    ===================     ====================    ===================

Basic and diluted loss per share                   $(0.07)                $(0.08)                  $(0.14)                $(0.22)
                                       ===================    ===================     ====================    ===================

Weighted Average
Shares Outstanding                             23,413,272             14,838,377               23,324,093             17,398,394
                                       ===================    ===================     ====================    ===================



         Balance Sheet Data                                At June 30, 2004           At June 30, 2003
                                                         ----------------------      -------------------
         Cash and cash equivalents including
         restricted cash                                            $6,770,000               $1,835,000
         Working capital                                             8,987,000                1,095,000
         Total assets                                               16,187,000                8,478,000
         Total liabilities                                           6,769,000                5,496,000
         Shareholder's equity                                        9,419,000                2,982,000
